Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WILMINGTON SAVINGS FUND SOCIETY, FSB

(Exact name of trustee as specified in its charter)

N/A	51-0054940
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

500 Delaware Avenue, 11th Floor Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

WILMINGTON SAVINGS FUND SOCIETY, FSB

CONTROLLERS OFFICE

500 Delaware Avenue

Wilmington, DE 19801

(302) 792-6000

(Name, address and telephone number of agent for service)

WALTER INVESTMENT MANAGEMENT CORP.

(Exact name of obligor as specified in its charter)

Maryland	N/A
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Virginia Drive, Suite 100 Fort Washington, PA	19034
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Securities and Exchange Commission

Washington, DC 20549

Federal Reserve

District 3

Philadelphia, PA

FDIC

Washington, DC 20549

Office of the Comptroller of the Currency

New York, NY 10173

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16.	LIST OF EXHIBITS. Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.	A copy of the articles of association of the trustee as now in effect.*
Exhibit 2.	Not applicable.
Exhibit 3.	Not applicable.
Exhibit 4.	A copy of the existing bylaws of the trustee as now in effect.*
Exhibit 5.	Not applicable.
Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.*
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*	Incorporated by reference to Exhibit 25.1 to Registration Statement on Form S-4 (file no. 333-211293) filed on May 11, 2016.
**	Filed herewith.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Savings Fund Society, FSB, a federal savings bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 26th day of January, 2018.

WILMINGTON SAVINGS FUND SOCIETY, FSB

Attest: /s/ Patrick Healy	By:	/s/ Geoffrey J. Lewis
Assistant Secretary	Name:	Geoffrey J. Lewis
	Title:	Vice President

Exhibit 7

Current Report of Wilmington Savings Fund Society, FSB

WSFS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30, 2017	December 31, 2016
(Dollars in thousands, except per share and share data)	(Unaudited)
Assets:
Cash and due from banks	$117,343	$119,929
Cash in non-owned ATMs	612,443	698,454
Interest-bearing deposits in other banks including collateral of $3,380 at September 30, 2017 and December 31, 2016	3,579	3,540
Total cash and cash equivalents	733,365	821,923
Investment securities, available for sale (amortized cost of $816,114 at September 30, 2017 and $807,761 at December 31, 2016)	810,433	794,543
Investment securities, held to maturity-at cost (fair value of $163,397 at September 30, 2017 and $163,232 at December 31, 2016)	161,721	164,346
Loans, held for sale at fair value	19,313	54,782
Loans, net of allowance for loan losses of $40,201 at September 30, 2017 and $39,751 at December 31, 2016	4,670,216	4,444,375
Bank owned life insurance	102,727	101,425
Stock in Federal Home Loan Bank of Pittsburgh-at cost	33,277	38,248
Other real estate owned	3,924	3,591
Accrued interest receivable	17,789	17,027
Premises and equipment	48,345	48,871
Goodwill	166,007	167,539
Intangible assets	23,109	23,708
Other assets	85,118	84,892

Total assets	$6,875,344	$6,765,270

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$1,357,597	$1,266,306
Interest-bearing demand	1,057,571	935,333
Money market	1,347,576	1,257,520
Savings	557,914	547,293
Time	305,347	332,624
Jumbo certificates of deposit – customer	251,782	260,560

Total customer deposits	4,877,787	4,599,636
Brokered deposits	173,932	138,802

Total deposits	5,051,719	4,738,438
Federal funds purchased and securities sold under agreements to repurchase	70,000	130,000
Federal Home Loan Bank advances	697,812	854,236
Trust preferred borrowings	67,011	67,011
Senior debt	98,116	152,050
Other borrowed funds	70,369	64,150
Accrued interest payable	3,882	1,151
Other liabilities	75,574	70,898

Total liabilities	6,134,483	6,077,934

Stockholders’ Equity:
Common stock $0.01 par value, 65,000,000 shares authorized; issued 56,217,643 at September 30, 2017 and 55,995,219 at December 31, 2016	562	580
Capital in excess of par value	334,221	329,457
Accumulated other comprehensive loss	(3,123)	(7,617)
Retained earnings	680,554	627,078
Treasury stock at cost, 24,807,145 shares at September 30, 2017 and 24,605,145 shares at December 31, 2016	(271,353)	(262,162)

Total stockholders’ equity	740,861	687,336

Total liabilities and stockholders’ equity	$6,875,344	$6,765,270